FOR IMMEDIATE RELEASE

POLYMEDICA CONFIRMS FINAL SETTLEMENT
WITH DEPARTMENT OF JUSTICE

Woburn, MA, November 3, 2004 — PolyMedica Corporation (NNM: PLMD) this evening confirmed that it had finalized its settlement of the previously disclosed Department of Justice investigation. The terms of the final civil settlement are consistent with the tentative settlement the Company announced earlier today.

About PolyMedica (www.polymedica.com)
PolyMedica is a rapidly growing national medical products and services company. The Company is best known through its Liberty brand name and innovative direct-to-consumer television advertising to seniors with diabetes and respiratory disease. Building on its technology-based operating platform and compliance management focus, PolyMedica continues to expand its product offerings and services in these chronic disease and other categories.

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For additional information, contact:
Investors:	Media:
Fred (“Skip”) Croninger	Jim Barron / Alex Eule
PolyMedica Corporation	Citigate Sard Verbinnen
(781) 933-2020	(212) 687-8080